UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       November 9, 2000
                                                    ----------------------

                         FUSION NETWORKS HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     0-23900                    51-0393382
----------------------------       --------------         ----------------------
(State or other jurisdiction       (Commission                   (IRS Employer
 of incorporation)                  file number)          Identification Number)


                   8115 N.W. 29th Street, Miami, Florida 33122
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               (Address of principal executive offices)(Zip Code)


                                 (305) 477-6701
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              (Registrant's telephone number, including area code)


          -------------------------------------------------------------
         (Former name and former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

     On November 9, 2000, Fusion Networks Holdings, Inc. ("FNHI" or the "Company") completed the acquisition of Visualcom, Inc., a Florida corporation ("Visualcom"). Pursuant to a Plan of Share Exchange, the Company acquired all of the outstanding shares of Visualcom in exchange for the issuance of 2 million shares of FHNI common stock and 2.5 million warrants of FNHI. One million of the shares of common stock and one million of the warrants issued pursuant to the acquisition of Visualcom were issued in escrow. Release of the escrowed shares and warrants is subject to satisfaction of certain "earn-out" criteria under which Visualcom must generate new contracts with a value of not less than $2.4 million over a nine month period. As a result of the acquisition, Visualcom has become a wholly-owned subsidiary of the Company.

     Visualcom is an Internet consulting company specializing in strategic consulting, I-Business solutions, Internet marketing and Internet wireless in the Latin American market. A Florida corporation formed in 1995 and based in Miami, Visualcom provides services to its clients seeking to expand their operations in Latin America and internationally by using the Internet to broaden their markets, increase customer service, open new markets and conduct business more efficiently. The Company plans to integrate Visualcom into Fusion Networks' Professional Services Division, providing implementation services for software integration support for the Company's integrator partners and among the Company's clients.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired

          It is impractical to provide the required financial statements of Visualcom at the time this report is being filed. The required financial statements of Visualcom will be filed by amendment to this report within 60 days after the due date of this report.

     (b)  Pro Forma Financial Information

          It is impractical to provide the required pro forma financial information at the time this report is being filed. The required pro forma financial information will be filed by amendment to this report within 60 days after the due date of this report.

     (c)  Exhibits

          Exhibit
          Number                  Description
         ---------               --------------
           2.1                Plan of Share Exchange
           2.2                Escrow Agreement
          10.1                Form of Warrant


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  FUSION NETWORKS HOLDINGS, INC.

Dated: November 10, 2000
                                               By: /s/ Gary M. Goldfarb
                                                  ------------------------------
                                                   Gary M. Goldfarb
                                                   President